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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to use in this registration statement of our report dated May 26, 2000 on the financial statements of Kupper Parker Communications, Inc., included herein and to all references to our Firm included in this registration statement.



/s/ARTHUR ANDERSEN LLP
St. Louis, Missouri
September 5, 2000




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